UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2023

Surgery Partners, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37576	47-3620923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
340 Seven Springs Way, Suite 600
Brentwood, Tennessee 37027
(Address of Principal Executive Offices) (Zip Code)
(615) 234-5900
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SGRY	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
Members of management of Surgery Partners, Inc. (the "Company"), will be meeting with investors on January 9, 2023, as part of the 41st Annual J.P. Morgan Healthcare Conference, including a presentation at 8:15 p.m. ET. Based on results through November 2022, the Company is re-affirming its 2022 Adjusted EBITDA guidance of $375 million to $385 million and its 2022 Revenue guidance of $2.50 billion to $2.55 billion. This information is included in a Corporate Presentation that may be used for these meetings. The Corporate Presentation is available on the Company’s website at http://ir.surgerypartners.com/events-and-presentations/presentations.
The guidance for the fiscal year ended December 31, 2022 is based on results of the Company through November 2022 and is subject to quarter- and year-end adjustments in connection with the completion of customary financial closing procedures, including management’s review and finalization of the results for the full year 2022 and to audit procedures by the Company’s independent registered public accounting firm, which have not yet been performed. These customary closing procedures, along with December results, could cause actual results to differ materially from management’s guidance. Please also refer to Item 1A “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, and discussed from time to time in the Company’s reports filed with the Securities and Exchange Commission. You are cautioned not to rely on management’s guidance being achieved when making an investment decision in the Company’s securities.
Adjusted EBITDA is a financial measure that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and the Company’s definition and computation of this non-GAAP financial measure may vary from those used by other companies. This measure has limitations as an analytical tool and should not be considered isolation or as a substitute or alternative to net income or loss, operating income or loss, or any other measures of operating performance derived in accordance with GAAP. The Company defines the term “Adjusted EBITDA” as income before income taxes adjusted for net income attributable to non-controlling interests, depreciation and amortization, interest expense, net, equity-based compensation expense, transaction, integration and acquisition costs, loss on disposals and deconsolidations, net, litigation settlement and other litigation costs and certain other items that we do not believe are representative of our ongoing operations. The Company is unable to present a quantitative reconciliation of Adjusted EBITDA to net income/loss for the periods presented because management cannot reasonably predict with sufficient reliability all of the necessary components of net income/loss for the periods presented. The determination of the amounts that are excluded from non-GAAP financial measure is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts.
The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGERY PARTNERS, INC.

By:	/s/ David T. Doherty David T. Doherty Executive Vice President and Chief Financial Officer
Date: January 9, 2023